Exhibit 99.1

Press Release

Energy Transfer Partners, L.P. Announces Pricing of $3.0 Billion of Senior Notes

DALLAS—(BUSINESS WIRE)—Jun. 5, 2018—Energy Transfer Partners, L.P. (NYSE: ETP) today announced the pricing of its $500 million aggregate principal amount of 4.20% senior notes due 2023, $1.0 billion aggregate principal amount of 4.95% senior notes due 2028, $500 million aggregate principal amount of 5.80% senior notes due 2038 and $1.0 billion aggregate principal amount of 6.00% senior notes due 2048 at a price to the public of 99.926%, 99.819%, 99.647% and 98.900%, respectively, of their face value.

The sale of the senior notes is expected to settle on June 8, 2018, subject to the satisfaction of customary closing conditions. ETP intends to use the net proceeds of approximately $2,963,055,000 from this offering to repay in full its 2.50% senior notes due June 15, 2018 and 6.70% senior notes due July 1, 2018 and its subsidiary’s 7.00% senior notes due June 15, 2018, to repay borrowings outstanding under its revolving credit facility and for general partnership purposes.

Mizuho Securities USA LLC, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC are acting as joint book-running managers for the offering.

The offering of the senior notes is being made pursuant to an effective shelf registration statement and prospectus filed by ETP with the Securities and Exchange Commission (“SEC”). The offering of the senior notes may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained from the following addresses:

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Attn: Debt Capital Markets

Phone: (866) 271-7403

MUFG Securities Americas Inc.

1221 Avenue of Americas. 6th Floor

New York, NY 10020

Attention: Capital Markets Group

Phone: (877) 649-6848

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

Attn: Debt Capital Markets

Phone: 1-888-868-6856

TD Securities (USA) LLC

31 West 52nd St., 2nd Floor

New York, NY 10019

Attn: Transaction Management Group

Phone: (855) 495-9846

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins, ETP owns and operates a geographically diverse portfolio of complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. Important information about issues that could cause actual results to differ materially from those expected by management of ETP can be found in ETP’s public periodic filings with the SEC, including its Annual Report on Form 10-K. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

View source version on businesswire.com: https://www.businesswire.com/news/home/20180605006865/en/

Source: Energy Transfer Partners, L.P.

Energy Transfer Partners, L.P.

Investor Relations:

Brent Ratliff, 214-981-0795

or

Lyndsay Hannah, 214-981-0795

or

Helen Ryoo, 214-981-0795

or

Media Relations:

Vicki Granado, 214-840-5820

or

Lisa Dillinger, 214-840-5820